SUB-ITEM 77Q1(D)(1)

                           MFS MUNICIPAL SERIES TRUST

                           CERTIFICATION OF AMENDMENT

                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

         Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Municipal Series Trust (the "Trust"), the Trustees of the Trust hereby redesignate two existing series of Shares (as defined in the Declaration) as follows:

1. The series designated as MFS Massachusetts High Income Tax Free Fund shall be redesignated as MFS Massachusetts Municipal
                  High Income Fund; and

         2. The series designated as MFS New York High Income Tax Free Fund shall be redesignated as MFS New York Municipal High
                  Income Fund.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.


         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this redesignation of series this _29th___ day of __July____, 2002.

JOHN W. BALLEN

John W. Ballen
8 Orchard Road

Southborough MA  01772


LAWRENCE H. COHN

Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467

SIR J. DAVID GIBBONS

Sir J. David Gibbons
"Leeward"
5 Leeside Drive
"Point Shares"
Pembroke,  Bermuda  HM  05


WILLIAM R. GUTOW

William R. Gutow
3 Rue Dulac
Dallas TX  75230

J. ATWOOD IVES

J. Atwood Ives
17 West Cedar Street
Boston MA  02108

ABBY M. O'NEILL

Abby M. O'Neill
200 Sunset Road

Oyster Bay NY  11771


KEVIN R. PARKE

Kevin R. Parke
33 Liberty Street
Concord MA  01742

LAWRENCE T. PERERA

Lawrence T. Perera
18 Marlborough Street
Boston MA  02116

WILLIAM J. POORVU

William J. Poorvu
975 Memorial Drive  Apt. 710
Cambridge MA  02138



Jeffrey L. Shames
38 Lake Avenue
Newton MA  02459

J. DALE SHERRATT

J. Dale Sherratt
86 Farm Road
Sherborn MA  01770

ELAINE R. SMITH

Elaine R. Smith
75 Scotch Pine Road
Weston MA  02493

WARD SMITH

Ward Smith
36080 Shaker Blvd.
Hunting Valley OH  4402